As filed with the Securities and Exchange Commission on September 30, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8447891 (I.R.S. Employer Identification Number)

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

(Address of principal executive offices) (Zip code)

People’s United Financial, Inc. Third Amended

and Restated Directors’ Equity Compensation Plan

(Full title of the plan)

Kristy Berner

Executive Vice President and General Counsel

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

(Name and address of agent for service)

(203) 338-7171

(Telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Lee A. Myerson, Esq.

Bradley P. Goldberg, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $.01 par value	300,000 shares	$15.82	$4,746,000	$575.22

(1)

Represents 300,000 shares of People’s United Financial, Inc. common stock, $0.01 par value per share ( “Common Stock”), approved for issuance pursuant to the People’s United Financial, Inc. Third Amended and Restated Directors’ Equity Compensation Plan (the “Third Amended and Restated DECP”), which was amended and restated on May 16, 2019. For additional information, see explanatory note below. In addition to the shares of Common Stock set forth in the table above, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of shares of Common Stock issuable under the Third Amended and Restated DECP, to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)

Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the People’s United Financial, Inc.’s Common Stock reported on the Nasdaq Global Select Market on September 24, 2019.

EXPLANATORY NOTE

On May 16, 2019, at the annual meeting of shareholders of People’s United Financial, Inc. (the “Company”), the Company’s shareholders approved the Third Amended and Restated Directors’ Equity Compensation Plan (the “Third Amended and Restated DECP” and, prior to such amendment and restatement, the “DECP”). Among other things, the Third Amended and Restated DECP provides that the number of shares of Common Stock (the “Shares”), which may be granted under the Third Amended and Restated DECP shall be increased by 300,000 in addition to the 1,192,500 Shares which were previously authorized for issuance under the DECP.

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 300,000 Shares authorized for issuance under the Third Amended and Restated DECP.

Pursuant to Section E of the General Instructions to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the DECP, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 15, 2014 (File No. 333-195996), and the Registration Statement on Form S-8 with respect to the DECP, filed by the Registrant with the Commission on April  13, 2007 (File No. 333-142119), are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such previously-filed registration statements are modified as set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in this Part I will be delivered to the participants in the Third Amended and Restated DECP covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information “furnished,” but not “filed” with the Commission) are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019;

(c)	the Registrant’s Current Reports on Form 8-K filed on April 1, 2019, May 16, 2019, July 15, 2019 and July 17, 2019; and

(d)

the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on February 22, 2007 (File No.  001-33326), as amended by the amendment and restatement of the Company’s Second Restated Certificate of Incorporation, as amended, as described on pages 60-61 of the Company’s definitive proxy statement on Schedule 14A filed on March 8, 2013, as further amended by the amendment to the Company’s Third Amended and Restated Certificate of Incorporation as described on page 57 of the Company’s definitive proxy statement on Schedule 14A filed on March 11, 2016 and as further amended by the description of the amendment to the Company’s Third Amended and Restated Certificate of Incorporation as described on page 76 of the Company’s definitive proxy statement on Schedule 14A filed on March 9, 2017.

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013) (File No. 001-33326)).

4.2	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1(a) to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2016)

4.3	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2017)

4.4	Amended Eighth Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2018)

4.5	People’s United Financial, Inc. Third Amended and Restated Directors’ Equity Compensation Plan.*

5.1	Opinion of Simpson Thacher & Bartlett LLP.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).*

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut on this 19th day of September, 2019.

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ John P. Barnes
Name: John P. Barnes
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Barnes and Kristy Berner his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John P. Barnes John P. Barnes	Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2019

/s/ R. David Rosato R. David Rosato	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 19, 2019

Signature	Title	Date

/s/ Jeffrey A. Hoyt Jeffrey A. Hoyt	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 24, 2019

/s/ Collin P. Baron Collin P. Baron	Director	September 19, 2019

/s/ Kevin T. Bottomley Kevin T. Bottomley	Director	September 19, 2019

/s/ George P. Carter George P. Carter	Director	September 19, 2019

/s/ Jane Chwick Jane Chwick	Director	September 19, 2019

/s/ William F. Cruger, Jr. William F. Cruger, Jr.	Director	September 19, 2019

/s/ John K. Dwight John K. Dwight	Director	September 19, 2019

/s/ Jerry Franklin Jerry Franklin	Director	September 19, 2019

/s/ Janet M. Hansen Janet M. Hansen	Director	September 19, 2019

/s/ Nancy McAllister Nancy McAllister	Director	September 19, 2019

/s/ Mark W. Richards Mark W. Richards	Director	September 19, 2019

/s/ Kirk W. Walters Kirk W. Walters	Director	September 19, 2019